Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes‑Oxley Act of 2002

In connection with the Annual Report of Helmerich & Payne, Inc. (the “Company”) on Form 10‑K for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John W. Lindsay, as Chief Executive Officer of the Company, and Mark W. Smith, as Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to the best of his knowledge, that:

(1)          The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John W. Lindsay	/s/ Mark W. Smith

John W. Lindsay	Mark W. Smith
Chief Executive Officer	Chief Financial Officer
Date: November 16, 2018	Date: November 16, 2018